Exhibit 10.1
Execution Version
FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of June 27, 2023 (this “Amendment”), is made among ENHABIT, INC., a Delaware corporation (the “Borrower”), the Subsidiaries party hereto (the “Subsidiary Guarantors” and, together with the Borrower, the “Credit Parties”), the lenders party hereto (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as the collateral agent for the Lenders (in such capacity, the “Collateral Agent”).
RECITALS
A.    The Borrower, the Lenders, the Administrative Agent and the Collateral Agent are parties to a Credit Agreement, dated as of June 1, 2022 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Existing Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”).
B.    The Borrower has requested, and the Lenders party hereto have agreed, to make certain amendments to the Existing Credit Agreement, all on the terms and subject to the conditions set forth herein and therein.
STATEMENT OF AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT
1.1 Applicable Margin. The definition of “Applicable Margin” in Section 1.1 of the Existing Credit Agreement is hereby amended by:
(a)    Amending and restating in its entirety the grid set forth in clause (i) therein as follows:

Pricing Level	Total Net Leverage Ratio	SOFR Loan Margin for Initial Term Loans and Initial Revolving Loans	ABR Loan Margin for Initial Term Loans and Initial Revolving Loans	Commitment Fee Rate
5	> 4.50 to 1.00	2.25%	1.25%	0.35%
4	< 4.50 to 1.00 but > 3.50 to 1.00	2.00%	1.00%	0.30%
3	< 3.50 to 1.00 but > 2.50 to 1.00	1.75%	0.75%	0.25%
2	< 2.50 to 1.00 but > 1.50 to 1.00	1.50%	0.50%	0.20%
1	< 1.50x	1.25%	0.25%	0.15%

(b)    Each reference to “Pricing Level 4” used therein (other than in the grid set forth in clause (i) therein) shall be deleted and replaced by a reference to “Pricing Level 5”.
1.2    Incremental Amount. Clause (y) of the definition of “Incremental Amount” in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“(y) an unlimited amount (the “Ratio-Based Incremental Facility”) so long as on a Pro Forma Basis after giving effect to the incurrence of any such Incremental Facility, the use of proceeds thereof, any acquisition consummated concurrently therewith, and all other related transactions or events (calculated (a) in the event the Borrower is incurring Incremental Revolving Commitments, as if such Incremental Revolving Commitments were fully drawn on the effective date thereof and (b) excluding any cash constituting proceeds of such Incremental Facility), (i) in the case of any Incremental Facility secured by Liens on the Collateral that rank pari passu with the Liens on the Collateral securing the Initial Term Loans and the Revolving Facility, the First Lien Secured Net Leverage Ratio would not exceed 3.10:1.00 (or, in the case of any Incremental Facility incurred in connection with a Limited Condition Transaction, if greater, the First Lien Secured Net Leverage Ratio immediately prior to such transaction), or (ii) in the case of any Incremental Facility that is unsecured or secured by Liens on the Collateral on a junior basis to the Liens on the Collateral securing the Initial Term Loans and the Revolving Facility, (A) if such Incremental Facility is incurred prior to the second anniversary of the Closing Date, the Total Net Leverage Ratio would not exceed 4.75 to 1.00 or (B) if such Incremental Facility is incurred thereafter, the Total Net Leverage Ratio would not exceed 4.50 to 1.00 (provided that, if a Step-Up Election is in effect at such time, each such maximum ratio (under clause (ii)(A) or (ii)(B) shall be increased by 0.50 to 1.00), in each case for the most recently ended Test Period, plus”
1.3    Restricted Payments. The final paragraph in Section 6.06 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“Notwithstanding anything herein to the contrary, (1) the foregoing provisions of Section 6.06 will not prohibit the payment of any Restricted Payment or the consummation of any redemption, purchase, defeasance or other payment within sixty (60) days after the date of declaration thereof or the giving of notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Section 6.06 (it being understood that such Restricted Payment shall be deemed to have been made on the date of declaration or notice for purposes of such provision) and (2) no Restricted Payments may be made prior to July 1, 2024, except that (x) Restricted Payments may be made to the Borrower or any Subsidiary and (y) Restricted Payments may be made pursuant to Section 6.06(g) after the date on which the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower, in a form reasonably satisfactory to the Administrative Agent, setting forth a computation in reasonable detail evidencing that the Total Net Leverage Ratio on a Pro Forma Basis is not greater than 4.00 to 1.00.”
1.4    Total Net Leverage Ratio. Section 6.10(a) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“(a)    Permit the Total Net Leverage Ratio as of the last day of any Test Period (commencing with the Test Period ending on June 30, 2023) to be greater than the ratio set forth below opposite such day (or opposite the period that includes such day):

Period	Maximum Total Net Leverage Ratio
June 30, 2023, through December 31, 2023	5.25 to 1.00
March 31, 2024	5.00 to 1.00
June 30, 2024	4.75 to 1.00
September 30, 2024, and thereafter	4.50 to 1.00
; provided, however, that the Borrower may elect (the “Step-Up Election”) at any time after June 30, 2024, to increase the maximum Total Net Leverage Ratio permitted hereunder by 0.50 to 1.00 for the four immediately succeeding Test Period end dates as of and immediately following the consummation of any Material Acquisition, in each case, by providing a written notice to the Administrative Agent of such Step-Up Election prior to the last day of the first Test Period for which the Step-Up Election is to take effect (this sentence, the “Leverage Covenant”). Upon the expiration of the Step-Up Election, the maximum Total Net Leverage Ratio permitted under the Leverage Covenant shall revert to the Total Net Leverage Ratio set forth above for at least two consecutive Test Periods before the Borrower may make another Step-Up Election.”
ARTICLE II
REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent, the Collateral Agent and each Lender party hereto to enter into this Amendment, each of the Credit Parties hereby represents and warrants to each of the Administrative Agent, the Collateral Agent and the Lenders as follows:
2.1    Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in Article III of the Amended Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof; provided, that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
2.2    No Default. Immediately before and immediately after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.
2.3    Organization; Powers; Authorization; Enforceability.
(a)    The Borrower and each of the Subsidiaries which is a Loan Party or a Material Subsidiary (a) is a partnership, limited liability company, corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent that each such concept exists in such jurisdiction), (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except in the case of clause (a) (other than with respect to the Borrower), clause (b) (other than with respect to the Borrower), and clause (c), where the failure so to be or have, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute and deliver this Amendment and to perform its obligations hereunder.
(b)    The execution, delivery and performance by the Borrower and each of the Guarantors of this Amendment (a) have been duly authorized by all corporate, stockholder, partnership, limited liability company or other organizational action required to be obtained by the Borrower and such Guarantors and

(b) will not (i) violate (A) any provision of law, statute, rule or regulation applicable to the Borrower or any such Guarantor, (B) the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of the Borrower or any such Guarantor, (C) any applicable order of any court or any law, rule, regulation or order of any Governmental Authority applicable to the Borrower or any such Guarantor or (D) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which the Borrower or any such Guarantor is a party or by which any of them or any of their property is or may be bound, (ii) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (b)(i) or (b)(ii) of this Section 2.3(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any such Guarantor, other than the Liens created by the Loan Documents and Permitted Liens.
(c)    This Amendment has been duly executed and delivered by each Credit Party and constitutes a legal, valid and binding obligation of such Loan Party enforceable against the Borrower and each such Guarantor in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (c) implied covenants of good faith and fair dealing, and (d) the need for filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent.
ARTICLE III
CONDITIONS TO EFFECTIVENESS
3.1    The amendments set forth in Article I shall become effective as of the date (the “Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:
    (a)    The Administrative Agent shall have received an executed counterpart of this Amendment from the Credit Parties and the Required Lenders;
    (b)    The Administrative Agent and any Lender requesting the same shall have received, to the extent any Credit Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulations, a Beneficial Ownership Certificate solely to the extent expressly required by 31 C.F.R. §1010.230;
    (c)    Immediately before and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing; and
    (d)    All fees and expenses due in accordance with this Amendment and under the other Loan Documents shall have been paid on or prior to the Amendment Effective Date.
ARTICLE IV
AFFIRMATION OF OBLIGATIONS
Except as amended hereby, each of the Loan Documents shall remain in full force and effect in accordance with their respective terms. Each of the Credit Parties, the Administrative Agent, the Collateral

Agent and the Lenders acknowledges and agrees that this Amendment is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, loans, liabilities, or indebtedness under the Credit Agreement and the other Loan Documents (including the Obligations). Each Credit Party hereby ratifies and confirms its liabilities, obligations and agreements under the Loan Documents, all as amended by this Amendment, and acknowledges that (i) as of the date hereof, such Credit Party has no defenses, claims or setoffs to the enforcement by the Administrative Agent, the Collateral Agent or any Lender of such liabilities, obligations and agreements, or if it has any such defense, claim or setoff, the same is hereby waived, relinquished, and released in consideration of the execution of this Amendment, and (ii) except as amended hereby, none of the Administrative Agent, the Collateral Agent and the Lenders waives, diminishes or limits any term, condition or covenant contained in the Loan Documents. Each Credit Party further waives any defenses to its guaranty liability occasioned by this Amendment and the Loan Documents. This acknowledgement and confirmation by each Credit Party is made and delivered to induce the Administrative Agent, the Collateral Agent and each Lender to enter into this Amendment, and each Credit Party acknowledges that none of the Administrative Agent, the Collateral Agent and the Lenders would enter into this Amendment in the absence of the acknowledgements and confirmations contained herein.
ARTICLE V
MISCELLANEOUS
5.1    Effect of Amendment. From and after the effective date of this Amendment, all references to the Credit Agreement set forth in the Existing Credit Agreement and any other Loan Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Existing Credit Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Existing Credit Agreement except as expressly set forth herein. Nothing herein shall be deemed to entitle the Borrower or any other Credit Party or Person to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall be deemed a Loan Document.
5.2    Applicable Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
5.3    Severability. In the event any one or more of the provisions contained in this Amendment should be held invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby as to such jurisdiction, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
5.4    Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby and by the Amended Credit Agreement.

5.5    Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
5.6    Counterparts; Electronic Execution. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 3.1. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Amendment or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Amendment or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. The authorization under this Section 5.6 may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention.
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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Credit Agreement to be executed by their duly authorized officers as of the date first above written.
CREDIT PARTIES:
ENHABIT, INC.

By:	/s/ Crissy B. Carlisle
Name:	Crissy B. Carlisle
Title:	Chief Financial Officer

ABBA HOME HEALTH, L.P.
AHM ACTION HOME HEALTH, LP
BEST HOME CARE LP
DRC HEALTH SYSTEMS, L.P.
EH OF FORT WORTH, LP
EH OF WEST TEXAS, LP
HALLMARK HOMECARE, L.P.
PREFERRED HOME HEALTH, L.P.
TEXAS SENIOR CARE, L.P.

By:	/s/ Crissy B. Carlisle
Name:	Crissy B. Carlisle
Title:	Chief Financial Officer
AHM TEXAS LP, INC.
CAMELLIA MEDICAL SYSTEMS, INC.
CARESOUTH HEALTH SYSTEM, INC.
DOSIK, INC.
ENHABIT HOLDINGS, INC.
EXCELLA HEALTHCARE, INC.
EXCELLA HOMECARE, INC.
GUARDIAN HOME CARE, INC.
HOME HEALTH CARE OF BOGALUSA, INC.
HOME HEALTH CARE SYSTEMS, INC.
IDAHO HOMECARE HOLDINGS, INC.
WELLCARE, INC.
WELLMARK HEALTHCARE SERVICES OF EL PASO, INC.
WEST MISSISSIPPI HOME HEALTH SERVICES, INC.

By:	/s/ Crissy B. Carlisle
Name:	Crissy B. Carlisle
Title:	Chief Financial Officer
First Amendment to Credit Agreement

A&B HOME HEALTH SOLUTIONS, LLC
ADVANCED HOMECARE MANAGEMENT, LLC
AHM TEXAS GP, LLC
APEX HOSPICE LLC
CAMELLIA HOME HEALTH OF ALABAMA, LLC
CAMELLIA HOME HEALTH OF EAST TENNESSEE, LLC
CAMELLIA HOME HEALTH OF THE GULF COAST, LLC
CAMELLIA HOSPICE OF CENTRAL MISSISSIPPI, LLC
CAMELLIA HOSPICE OF EAST LOUISIANA, LLC
CAMELLIA HOSPICE OF LOUISIANA, LLC
CAMELLIA HOSPICE OF NORTH MISSISSIPPI, LLC
CAMELLIA HOSPICE OF NORTHEAST ALABAMA LLC
CAMELLIA HOSPICE OF NORTHEAST MISSISSIPPI, LLC
CAMELLIA HOSPICE OF SOUTH ALABAMA, LLC
CAMELLIA HOSPICE OF SOUTHWEST MISSISSIPPI, LLC
CAMELLIA HOSPICE OF THE GULF COAST, LLC
CARESERVICES OF THE TREASURE COAST, LLC
CARESOUTH HHA HOLDINGS OF COLUMBUS, LLC
CARESOUTH HHA HOLDINGS OF DOTHAN, LLC
CARESOUTH HHA HOLDINGS OF GAINESVILLE, LLC
CARESOUTH HHA HOLDINGS OF GREENSBORO, LLC
CARESOUTH HHA HOLDINGS OF LEXINGTON, LLC
CARESOUTH HHA HOLDINGS OF NORTH FLORIDA, LLC
CARESOUTH HHA HOLDINGS OF PANAMA CITY, LLC
CARESOUTH HHA HOLDINGS OF RICHMOND, LLC
CARESOUTH HHA HOLDINGS OF SOUTH CAROLINA, LLC
CARESOUTH HHA HOLDINGS OF TALLAHASSEE, LLC
CARESOUTH HHA HOLDINGS OF THE BAY AREA, LLC
CARESOUTH HHA HOLDINGS OF VALLEY, LLC
CARESOUTH HHA HOLDINGS OF VIRGINIA, LLC
CARESOUTH HHA HOLDINGS OF WASHINGTON, LLC
CARESOUTH HHA HOLDINGS OF WESTERN CAROLINA, LLC
CARESOUTH HHA HOLDINGS OF WINCHESTER, LLC
CARESOUTH HHA HOLDINGS, LLC
CARESOUTH HOSPICE, LLC
CONTINENTAL HOME CARE, LLC
CS HEALTH & WELLNESS, LLC
DAY‐BY‐DAY STAFF RELIEF, LLC

By:	/s/ Crissy B. Carlisle
Name:	Crissy B. Carlisle
Title:	Chief Financial Officer
First Amendment to Credit Agreement

EH HEALTH HOME HEALTH OF ALABAMA, LLC
EH HEALTH HOME HEALTH OF BIRMINGHAM, LLC
EH HEALTH HOME HEALTH OF CENTRAL VIRGINIA, LLC
EH HEALTH HOME HEALTH OF FLORIDA, LLC
EH HEALTH HOME HEALTH OF KENTUCKY, LLC
EH HEALTH HOME HEALTH OF NEW ENGLAND, LLC
EH HEALTH HOME HEALTH OF OHIO, LLC
EH HEALTH HOME HEALTH OF THE NORTHWEST, LLC
EH HEALTH HOME HEALTH OF THE SOUTHWEST, LLC
EH HEALTH HOSPICE OF ALABAMA, LLC
EH HEALTH HOSPICE OF PENNSYLVANIA, LLC
EH HEALTH HOSPICE OF THE MIDWEST, LLC
EH HEALTH HOSPICE OF THE NORTHWEST, LLC
EH HEALTH HOSPICE OF THE SOUTHWEST, LLC
EH HEALTH VENTURES BOISE, LLC
EH HEALTH VENTURES BOZEMAN, LLC
EH HEALTH VENTURES SALIDA, LLC
EH HOME HEALTH OF AUSTIN, LLC
EH HOME HEALTH OF COLORADO, LLC
EH HOME HEALTH OF DFW, LLC
EH HOME HEALTH OF EAST TEXAS, LLC
EH HOME HEALTH OF NEW ENGLAND, LLC
EH HOME HEALTH OF THE MID ATLANTIC, LLC
EH HOME HEALTH OF THE MIDWEST, LLC
EH HOME HEALTH OF THE SOUTHEAST, LLC
EH HOME HEALTH OF THE WEST, LLC
EH HOSPICE OF THE WEST, LLC
EXCELLA ASSOCIATES, L.L.C.
EXCELLA HOME HEALTH AGENCY, LLC
HEALTHCARE INNOVATIONS OF OKLAHOMA, L.L.C.
HEALTHCARE INNOVATIONS OF WESTERN OKLAHOMA, LLC
HEALTHCARE INNOVATIONS‐TRAVERTINE HEALTH SERVICES, L.L.C.
HOSPICE CARE OF MISSISSIPPI, LLC
ORION HOMECARE, LLC
SAAD HEALTHCARE OF ST. CLAIR COUNTY LLC
TH OF SAN ANTONIO, LLC

By:	/s/ Crissy B. Carlisle
Name:	Crissy B. Carlisle
Title:	Chief Financial Officer

First Amendment to Credit Agreement

ADMINISTRATIVE AGENT, COLLATERAL AGENT AND LENDERS:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent and a Lender

By:	/s/ Eugene Stunson
Name:	Eugene Stunson
Title:	Director

First Amendment to Credit Agreement

BANK OF AMERICA, N.A., as a Lender and an Issuing Bank

By:	/s/ Alexander L. Rody
Name:	Alexander L. Rody
Title:	Senior Vice President

First Amendment to Credit Agreement

TRUIST BANK, as a Lender and an Issuing Bank

By:	/s/ Alexandra Korchmar
Name:	Alexandra Korchmar
Title:	Vice President

First Amendment to Credit Agreement

CITIBANK, N.A., as a Lender and an Issuing Bank

By:	/s/ Jamie Mantle
Name:	Jamie Mantle
Title:	Authorized Signatory

First Amendment to Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender and an Issuing Bank

By:	/s/ Maurice Dattas
Name:	Maurice Dattas
Title:	Vice President

First Amendment to Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Chris Warash
Name:	Chris Warash
Title:	Duly Authorized Signatory

First Amendment to Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kristin Olson
Name:	Kristin Olson
Title:	Senior Vice President

First Amendment to Credit Agreement

REGIONS BANK, as a Lender

By:	/s/ Sujay Maiya
Name:	Sujay Maiya
Title:	Director

First Amendment to Credit Agreement

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Robert Bell
Name:	Robert Bell
Title:	Vice President

First Amendment to Credit Agreement

CADENCE BANK, as a Lender

By:	/s/ Gregory M. Ratliff
Name:	Gregory M. Ratliff
Title:	Senior Vice President

First Amendment to Credit Agreement

FIRST HORIZON BANK, as a Lender

By:	/s/ Donald W. Dobbins, Jr.
Name:	Donald W. Dobbins, Jr.
Title:	Senior Vice President

First Amendment to Credit Agreement

BARCLAYS BANK PLC, as a Revolving Credit Lender

By:	/s/ Evan Moriarty
Name:	Evan Moriarty
Title:	Vice President

First Amendment to Credit Agreement

CITY NATIONAL BANK, as a Lender

By:	/s/ Jennifer Hwang
Name:	Jennifer Hwang
Title:	Senior Vice President

First Amendment to Credit Agreement